Exhibit 10.45
0MB Control No. 1505-0080
AMENDMENT OF SOLICITATIONIMODIFICATION OF CONTRACT I.CONTRACTIDCODE IPAGE OF PAGES II 3
2. AMENDMENT MODIFICATION NO II. EFFECTIVE DATE 0005 See Block 16C
4. REQUISITION PURCHASE REQ. NO. 5. PROJECT NO. (If applicable) W-6-W2-03-TP-R03 016
6. ISSUED BY CODE IRSOO88 Internal Revenue Service
6009 Oxon Hill Road, Suite 500 Oxon Hill, MD 20745
7. ADMINISTERED BY (If other than Item 6) CODE See Item 6
8. NAME AND ADDRESS OF CONTRACTOR (No. Street, county, State and ZIP: Code) OFFICIAL PAYMENTS CORPORATION 00051397
2333 SAN RAMON VALLEY BOULEVARD STE# 450 SAN RAMON, CA 945834456
OFFICIAL PAYMENTS CORPORATION 9A. AMENDMENT OP SOLICITATION NO
9B. DATED (SEE ITEM II) —
x 10A. MODIFICATION OF CONTRACT ORDER NO. TIRNO-09-C-00019
1OB. DATED (SEE ITEM 13) 04/2312009 CODE FACILITY CODE
II. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers is extended, is not extended. Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing Items 8 and IS, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATA SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and data specified.
12. ACCOUNTING AND APPROPRIATION DATA (If required) None Net Increase: $0.00 13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14. (x)
A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
— B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office. appropriation date, etc.) SET FORTH [N ITEM 14.
PURSUANT TO THE AUTHORITY OF FAR 43.103(b). C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
— D. OTHER Specify type of modification and authority) X Mutual Agreement Between the Parties.
E. IM PORTANT: Contractor is not, [ ] required to sign this document and return — copies to the issuing office.
14. DESCRIPTION OF AMENDMENT MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this Modification is as follows:
1. C.1.5 Contract Requirements — is hereby changed to include a lower convenience fee of 2.10% for the American Express card members making tax payments $100,000 and over.
2. All other terms and conditions remain unchanged. 30-1 05
Computer Generated STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243
Except at provided herein, all terms and conditions of the document referenced in [1cm 9A or GA, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print)
16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) DIANNE L GOOSBY 202-283-1207 I CONTRACT SPECIALIST
I5B. CONTRACTOR/OFFEROR 15C. DATE SIGNED
(1 Signature of person authorized to sign)
16B. UNITED STATES OF AMERICA 16C. DATESIGNED (Signature of Contracting officer)
NSN 7540.0$152-8070 PREVIOUS DITION UNUSABLE

2.2.2 OPTION 1 — (January 1, 2010 through December 31, 2010)

CLIN DESCRIPTION	PRICE
1001 Electronic Payments	$0
1002 Monthly Development Status Reports	$0
1003 Daily Transaction Reports	$0
1004 Monthly Transaction Reports	$0
1005 Chargeback Reports	$0
1006 Exception Handling Reports	$0
1007 Ad Hoc Reports	$0
1008 Findings Reports	$0
1009 Marketing Reports	$0
1010 1001 Capacity Analysis	$0
1011 System Security Plan	$0
1012 Security Features Users Guide	$0
1013 Configuration Management Plan	$0
1014 Risk Assessment Plan	$0
1015 Disaster Recovery Plan	$0
1016 Network Design and Architecture Schematic	$0
1017 Trusted Facilities Manual	$0
1018 Process and Data Flow Schematic	$0
1019 Funds Settlement Timeline	$0
1020 System Development Life Cycle Plan	$0
1021 Test Plans, Test Cases and Test Results	$0
1022 Functional Requirements/User Interlace Documentation	$0
1023 Scripts/Call Flows/Screen Shots/Business Rules	$0
1024 Work Breakdown Structure/Schedule	$0
1025 Incident Reports	$0
1026 Convenience Fee — Fixed	2.35%*
*(There is a $3.95 minimum fee)
1027 Debit Card Flat Fee — Fixed	$3.95
1028 Convenience Fee — Fixed for amount over $100,000.00	2.10%
(American Express customers only).
TOTAL FIXED PRICE	$0
C.1.5 CONTRACT REQUIREMENTS
The Contractor shall accept VISA, American Express, Discover, MasterCard, NYCE, PULSE, and STAR cards for the payment of federal taxes.
The Contractor shall accept by way of Web applications only, two new additional payment options for payment of federal taxes. (1) Bill Me Later (BML) and (2) American Express Membership Rewards. The Web applicants will have access to the Contractor’s website URL, (Official Payments Website

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(www.officialpayments.com].
The Contractor shall notify IVR applicants that the additional payment options and website URL, are available to Web applicants only. The Contractor will also inform the IVR applicants that the 2.35% convenience fee (with a $3.95 minimum) and the flat/fixed rate fee of $3.95, as applicable, shall also be available to IVR applicants.
Some transactions charge a convenience fee of 2.35% of the tax payment with a $3.95 minimum fee. Other transactions charge a flat/fixed rate fee of $3.95 per transaction. The convenience fee charge is based on the method and card being used.
The contractor shall provide a program for American Express eligible card members who make a payment of $100,000.00 or more a reduced convenience fee of 2.10%. The transactions will be processed by an OPC Customer Service representative via the customer service application that the IRS has approved. This program will not require changes to any of the applications that would require an audit or retest to implement the program.
The Contractor shall introduce the two new payment options along with the website URL that is listed above, on January 1, 2010 for the commencement of the 2010 Filing Season.

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